Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 08, 2025, with respect to the combined financial statements of LYC Healthcare (Cayman) Ltd and its subsidiaries, as of and for the years ended March 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of LYC Healthcare (Cayman) Ltd and its subsidiaries filed with the Securities and Exchange Commission.

December 08, 2025